UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      April 26, 2005

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On April 26, 2005, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the first quarter ended March 31, 2005. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated April 26, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    April 27, 2005                By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

      MONARCH CASINO & RESORT, INC. ANNOUNCES ANOTHER RECORD FIRST QUARTER

- NET INCOME BEATS PREVIOUS RECORD BY 39.7% -

     RENO, NV-April 26, 2005- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced a record first quarter ended March 31, 2005.

     Despite severe adverse weather conditions and a one-time gaming development charge in the amount of approximately $204,000, the Company achieved net income of $3.9 million, or $0.20 per diluted share, for the first quarter ended March 31, 2005, a 39.7% improvement from the record $2.8 million net income, or $0.15 per diluted share, set during the same period a year earlier. The first quarter 2005 earnings per diluted share is in line with consensus analysts' estimates of $0.20. Earnings per share for the 2004 first quarter has been adjusted to give consideration to a 2 for 1 common stock split effective March 31, 2005. Record revenues across all the Company's revenue centers contributed to a new first quarter record net revenues of $31.6 million, which was 3.5% better than the previous record of $30.5 million set in 2004. The increase in revenues combined with effective cost controls led to across the board margin improvements during the period. Income from operations increased 30.5% year over year and, excluding depreciation and amortization, the Company achieved 44.5% flow through of incremental net revenue to income from operations. The Company reported record first quarter EBITDA (1) of $8.2 million, a 6.2% improvement over its previous first quarter best EBITDA (1) of $7.7 million achieved in 2004, and slightly better than the $8.0 million average estimated by analysts.

     "Our business fundamentals at the Atlantis Casino Resort remain strong despite the challenging weather experienced during the first quarter of 2005 and the absence of a bowling tournament this year," said John Farahi, the Company's CEO and Co-Chairman. "Our management team remains focused on cost control while continuing to aggressively pursue new as well as repeat business." he continued.

     During the first quarter of 2005, the Company expensed approximately $204,000 of previously deferred gaming development costs related to a proposed South Reno project and does not expect any significant future costs related to this project. On April 13, 2005 the Reno City Council denied the Company's application for a master plan and zoning change on a parcel of land in South Reno for possible development of a second hotel casino.

     Also during the first quarter of 2005, the Company used its free cash flow to continue paying down its outstanding bank debt to $23.1 million from $32.4 million at 2004 year end and $46.4 at March 31, 2004.

     Mr. Farahi further commented that "The Atlantis' location in South Reno, amidst the growing local population and close proximity to the Reno-Sparks Convention Center, continues to provide an advantage in a challenging market. We are also doing our part in aggressively updating and renovating our facilities, products and services in order to maintain our status as one of Reno's top resort attractions for locals, visitors and conventioneers."

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          Three Months Ended
                                               March 31,
                                      --------------------------
                                          2005          2004
                                      ------------  ------------
Revenues
  Casino............................. $ 20,901,908  $ 19,902,851
  Food and beverage..................    9,026,336     8,825,823
  Hotel..............................    5,588,152     5,518,305
  Other..............................    1,048,337       863,030
                                      ------------  ------------
     Gross revenues..................   36,564,733    35,110,009
  Less promotional allowances........   (5,002,031)   (4,624,031)
                                      ------------  ------------
     Net revenues....................   31,562,702    30,485,978
                                      ------------  ------------
Operating expenses
  Casino.............................    7,534,847     7,440,671
  Food and beverage..................    4,437,365     4,391,722
  Hotel..............................    2,027,873     2,067,987
  Other..............................      321,646       318,463
  Selling, general and
   administrative....................    8,809,293     8,519,406
  Gaming development expense.........      204,398            -
  Depreciation and amortization......    2,038,200     3,003,359
                                      ------------  ------------
     Total operating expenses........   25,373,622    25,741,608
                                      ------------  ------------
     Income from operations..........    6,189,080     4,744,370
                                      ------------  ------------
Other expenses
  Interest expense...................     (305,374)     (429,961)
  Stockholder guarantee fee expense..           -       (136,164)
                                      ------------  ------------
     Total other expenses............     (305,374)     (566,125)
                                      ------------  ------------
     Income before income taxes......    5,883,706     4,178,245
Provision for income taxes...........    2,030,000     1,420,000
                                      ------------  ------------
     Net income...................... $  3,853,706  $  2,758,245
                                      ============  ============

Earnings per share of common stock
   Net income
    Basic............................ $       0.20  $       0.15
    Diluted.......................... $       0.20  $       0.15

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................     18,816,819    18,689,472
    Diluted........................     19,403,546    18,764,512

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      March 31,      December 31,
                                                        2005             2004
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $   9,308,672    $  11,814,778
  Receivables, net................................      2,414,332        2,959,894
  Federal income tax refund receivable............             -           493,797
  Inventories.....................................      1,252,778        1,452,696
  Prepaid expenses................................      2,535,061        2,346,242
  Deferred income taxes...........................      1,115,719        1,115,719
                                                    -------------    -------------
     Total current assets.........................     16,626,562       20,183,126
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      7,524,680        7,524,680
  Furniture and equipment.........................     65,561,447       65,146,594
  Leasehold improvements..........................      1,346,965        1,346,965
                                                    -------------    -------------
                                                      166,955,073      166,540,220
  Less accumulated depreciation and amortization..    (70,382,468)     (68,791,045)
                                                    -------------    -------------
     Net property and equipment...................     96,572,605       97,749,175
                                                    -------------    -------------
Other assets, net.................................        383,746          406,620
                                                    -------------    -------------
     Total assets.................................  $ 113,582,913    $ 118,338,921
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $          -
  Accounts payable................................      6,680,008        5,747,775
  Accrued expenses................................      6,121,811        7,918,299
  Federal income taxes payable....................      1,710,203               -
                                                    -------------    -------------
     Total current liabilities....................     14,512,022       13,666,074

Long-term debt, less current maturities...........     23,100,000       32,400,000
Deferred income taxes.............................      6,335,505        6,509,505

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 19,072,550 issued;
   18,819,116 outstanding at 03/31/2005,
   18,812,448 outstanding at 12/31/2004...........         95,363           95,363
  Additional paid-in capital......................     17,457,149       17,463,272
  Treasury stock,
   253,434 shares at 03/31/2005, 260,102 shares
   at 12/31/2004, at cost.........................       (929,691)        (954,152)
  Retained earnings...............................     53,012,565       49,158,859
                                                    -------------    -------------
     Total stockholders' equity...................     69,635,386       65,763,342
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 113,582,913    $ 118,338,921
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended
                                            March 31,
                                     -----------------------
                                        2005        2004
                                     (unaudited) (unaudited)
                                     ----------- -----------
Net income.........................  $3,853,706  $2,758,245
Adjustments:
  Provision for income taxes.......   2,030,000   1,420,000
  Stockholder guarantee fee expense          -      136,164
  Interest expense.................     305,374     429,961
  Depreciation and amortization....   2,038,200   3,003,359
                                     ----------- -----------
EBITDA (1)                           $8,227,280  $7,747,729
                                     =========== ===========


(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.